Exhibit 99.1

NEON/RCN Talking Points
1. Key Messages
•	The merger provides a valuable scaling opportunity that will additionally enable the combined entity to compete in the nation’s busiest telecommunications corridor

•	It provides new geography, new services and capabilities to both entities

•	Both companies have similar cultures, focus and service sets which bodes well for the newly formed company

•	The teams have long standing working relationships, which will speed and aid in a seamless integration

•	Both companies are focused on strong customer service and flawless execution and plan to maintain that same high level of customer service post merger

•	RCN expects to leverage the strengths and talents of the combined team and to adopt the best practices of both companies

•	The combined entity is financially strong and well positioned to capture future growth opportunities such as new markets, new products and new customer segments

•	The deal is expected to close during the fourth quarter of 2007, subject to regulatory approvals as well as certain other closing conditions
2. RCN’s Strategic Positioning
NEON offers RCN a crucial scaling opportunity in the communication intensive Northeast and Mid-Atlantic corridor. NEON is a wholesale carrier offering a comprehensive suite of high bandwidth transport services primarily to carrier and large enterprise customers from Maine to Virginia. NEON’s state-of-the-art network and facilities are complementary to and/or usefully redundant with RCN’s network. Further, NEON offers RCN tremendous instantaneous commercial expansion as well as future expansion potential for both residential and commercial customers. This transaction exemplifies RCN’s asset strategy and represents the next stage in the evolution of RCN’s Business Solutions Division:
•	NEON adds a complementary customer base, particularly in the carrier market

•	Meaningful incremental growth potential in both commercial (wholesale and retail) and residential markets

•	NEON Adds more than 20% (206 buildings) to RCN’s building list, including 97 Verizon Central Offices

•	Quadruples the number of collocation buildings RCN serves

•	Adds a second Carrier/Commercial grade NOC to RCN Business Solutions

•	Unique long-term value proposition
Deal Facts
•	RCN will pay up to $5.25 per NEON share for expected total consideration of approximately $260 million.

•	Potential purchase price adjustment dependent on NEON’s financial performance.

•	RCN funding transaction with an additional term loan under recently completed credit facility — has received binding commitment from Deutsche Bank — neither the acquisition nor the additional term loan requires additional consents from existing lenders

•	Approved by the Boards of Directors of both companies

•	NEON shareholders’ approval required — RCN shareholders’ approval is not required
3. Financial Plans and Objectives
•	Subject to finalization upon completion of the acquisition:
•	Expect to realize $10 million or more in potential revenue and expense synergies, primarily driven by SG&A reduction opportunities
4. Background
The deal fits:
•	All the strategic, growth potential and return characteristics RCN has looked for in a CLEC opportunity fits very well with RCN Business Solutions strategy
•	The combination of the two companies helps fill the void created by ongoing telecom consolidation significantly strengthens RCN’s position in the market

5. Combined Company Snapshot (NEON & RCN Business Solutions)

Route Miles	~ 5,626

Fiber Miles	~315,644

# of On-Net Buildings	More than 1,100 in total

Network Coverage	Maine to Virginia and Chicago metro

Network Operations Centers	New York City NY, Westborough MA and Lanham MD

# of Employees	~278

# of Customers	~1,320

6. Benefits
Common Benefits
•	Similar service offering including SONET, Ethernet, Wavelength, collocation and custom networks

•	Complementary networks that are largely diverse from one another
•	The networks are highly reliable with strong 24/7 operational support
•	Similar and complementary technology platforms and operational approach

•	Similar corporate cultures of customer-oriented focus and high integrity sales approach

•	Long standing working relationship between the companies, which will speed and ease a successful integration

•	Similar utility heritage and networks that leverage unique utility rights of way

RCN Benefits	NEON Benefits
· Immediate scale plus catalyst and	· Adds to the current suite of NEON
resources for further growth	services, including:
· Immediately provides an expanded	- Network Services
network on which to sell retail commercial services	• Ethernet (EPL, EVPL, E-LAN)— 1 Mbps to 1 Gbps (This
· Brings experienced sales resources	would be an enhancement to the NEON offering)
with proven wholesale capabilities and engineering/	• IP Transit — up to OC192
operations talent with carrier expertise	• Construction Services
· Offers additional retail sales	• SONET (similar offering to NEON)
leverage from NEON Central Offices in Tier 1 and Tier 2	- Managed Data Services
markets	• Colocation
· New/expanded market footprint into	• Shared Web Hosting
Tier 1 and Tier 2 markets — with additional core	• Managed Dedicated Servers
network coverage in Portland, Burlington, Boston,	· Add new locations, which NEON can
Providence, Hartford, Albany, NYC, Newark,	leverage:
Philadelphia, Baltimore and Washington D.C.; as well as	- 900+ Buildings On-Net
growth potential to surrounding areas	- Deeper capillarity in New York City & DC
· A fiber network leveraging utility and	· Adds the Chicago metro market
gas pipeline rights of way, largely diverse from RCN’s	· RBS has significant traction in the
fiber network	enterprise segment and an deep understanding of their
· Diverse major routes from Maine to	needs and requirements
Virginia for disaster recovery and redundancy
· Local and long haul communication
solutions for wholesale carrier and enterprise
customers